As filed with the Securities and Exchange Commission on February 13, 2025

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUN LIFE FINANCIAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No)

1 York Street, 31st Floor

Toronto, Ontario, Canada

M5J 0B6

(Address, Including Zip Code of Principal Executive Offices)

Sun Life Financial (U.S.) Services Company, Inc. Employee Stock Purchase Plan

Sun Life Investments LLC Employee Stock Purchase Plan

(Full title of Plans)

Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc.

One Sun Life Executive Park

Wellesley Hills, Massachusetts 02481

(781) 247-6030

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Leslie Nash Sun Life Financial US 96 Worcester Street Wellesley, Massachusetts 02481 (781) 416-2161	Tracie Allan Sun Life Financial 1 York Street, 31st Floor Toronto, Ontario, Canada M5J 0B6 (647) 256-2502	Christopher R. Bornhorst, Esq. Ellie Kang, Esq. Torys LLP 1114 Avenue of the Americas, 23rd Floor New York, NY 10036 (212) 880-6000	Rima Ramchandani Jennifer Lennon Torys LLP 79 Wellington Street West, Suite 3000 Toronto, Ontario, Canada M5K 1N2 (416) 865-0040

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering 1,000,000 common shares, without par value (the “Common Shares”), of Sun Life Financial Inc. (the “Registrant”), which may be offered pursuant to awards under the Sun Life Financial (U.S.) Services Company, Inc. Employee Stock Purchase Plan and the Sun Life Investments LLC Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be delivered to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)

Exhibits 99.1 to 99.3 of the Registrant’s annual report on Form 40-F (File No. 001-15014) (the “Annual Report on Form 40-F”) filed with the Commission on February 12, 2025, including the Registrant’s audited financial statements for the fiscal year ended December 31, 2024;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since February 12, 2025; and

(c)

the description of the Registrant’s Common Shares, under the section captioned “Capital Structure” in the annual information form included as exhibit 99.3 in the Registrant’s Annual Report on Form 40-F including any amendment or report filed for the purposes of updating such description.

In addition, all documents or reports subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents or reports; provided that reports on Form 6-K shall only be deemed so incorporated by reference to the extent expressly stated therein.

Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document or report which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable. No original issuance Common Shares are to be registered hereunder, therefore no opinion of counsel regarding the legality of the Common Shares being registered hereunder is required.

Item 6. Indemnification of Directors and Officers.

Subject to any limitations contained in the Insurance Companies Act (Canada), S.C. 1991, c.47, as amended, the by-laws of the Registrant provide that the Registrant shall indemnify a director or an officer, a former director or officer or any person who acts or acted, at the Registrant’s request, as a director or officer of, or in a similar capacity for, another entity, and each of such person’s heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal, administrative, investigative or other proceeding in which such person is or was involved because of that association with the Registrant or such other entity, if (a) such person acted honestly and in good faith with a view to the best interests of, as the case may be, the Registrant or such other entity, and (b) in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, such person had reasonable grounds for believing that their conduct was lawful. The by-laws also provide that the Registrant may enter into agreements evidencing its indemnity in favor of the foregoing persons to the full extent permitted by law.

The Registrant has entered into indemnification agreements with a number of its officers and directors under which the Registrant has agreed to indemnify them against costs, charges, fines and expenses, including amounts paid to settle an action or satisfy a judgment, reasonably incurred by an officer or director in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Registrant, subject to any limitations contained in the Insurance Companies Act (Canada), S.C. 1991, c.47, as amended. The Registrant also has entered into similar agreements with individuals who serve at the written request of the Registrant as a director, officer employee, trustee, agent or fiduciary of another entity.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1	Letters Patent of Incorporation and Amending Letters Patent of Incorporation of the Registrant (incorporated herein by reference to Exhibit (1)(a) to the Registrant’s Registration Statement on Form 8-A, dated March 14, 2000 and to Exhibit 99.3 to the Registrant’s Form 6-K, dated February 14, 2005)

4.2	Amended and Restated By-law No. 1 of the Registrant which was amended on November 4, 2020 (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Form 6-K, dated November 16, 2020) and the Amended and Restated By-law No. 2 of the Registrant which was amended on February 12, 2014 (incorporated herein by reference to Exhibit 99.4 to the Registrant’s Form 6-K, dated February 13, 2014)

23.1	Consent of Deloitte LLP

23.2	Consent of Appointed Actuary

24.1	Power of Attorney (included in the signature pages hereof)

99.1	Sun Life Financial (U.S.) Services Company, Inc. Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8, dated February 15, 2019)

99.2	First Amendment to Sun Life Financial (U.S.) Services Company, Inc. Employee Stock Purchase Plan

99.3	Sun Life Investments LLC Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8, dated February 15, 2019)

107	Filing Fee Table

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(a) and (a)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(a)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 13th day of February, 2025.

SUN LIFE FINANCIAL INC.

By:	/s/ Kevin D. Strain
Name: Kevin D. Strain
Title: President & Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Troy Krushel, Sandra Perri and Tracie Allan, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, state securities law administrators, and other governmental authorities, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her respective substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on February 13, 2025.

Name	Title

/s/ Kevin D. Strain	President & Chief Executive Officer and Director
Kevin D. Strain	(Principal executive officer)

/s/ Timothy Deacon	Executive Vice-President and Chief Financial Officer
Timothy Deacon	(Principal financial officer and principal accounting officer)

/s/ Scott F. Powers
Scott F. Powers	Director

/s/ Deepak Chopra
Deepak Chopra	Director

/s/ Stephanie L. Coyles
Stephanie L. Coyles	Director

/s/ Patrick Cronin
Patrick Cronin	Director

/s/ Ashok K. Gupta
Ashok K. Gupta	Director

/s/ M. Marianne Harris
M. Marianne Harris	Director

/s/ David H.Y. Ho
David H.Y. Ho	Director

/s/ Laurie G. Hylton
Laurie G. Hylton	Director

/s/ Stacey Madge
Stacey Madge	Director

/s/ Helen M. Mallovy Hicks
Helen M. Mallovy Hicks	Director

/s/ Marie-Lucie Morin
Marie-Lucie Morin	Director

/s/ Joseph M. Natale
Joseph M. Natale	Director

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned, the Registrant’s duly authorized representative in the United States has signed this Registration Statement on this 13th day of February, 2025:

SUN LIFE ASSURANCE COMPANY OF CANADA – US OPERATIONS HOLDING, INC.

By:	/s/ Colleen Kallas
Name: Colleen Kallas Title: Secretary